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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated January 19, 1998, included in the Annual Report on Form 10-K of Able Telcom Holding Corp. for the year ended October 31, 1997, with respect to the consolidated financial statements and schedules, as amended, included in this Form 10-K/A-2.


West Palm Beach, Florida
October 26, 2000